Exhibit 3.133

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SUWANEE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

          THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

          CERTIFICATE OF FORMATION, FILED THE THIRTEENTH DAY OF JULY, A.D. 2006, AT 12 O’CLOCK P.M.

          AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SUWANEE, LLC”.

	/s/ Harriet Smith Windsor
4190036 8100H	Harriet Smith Windsor, Secretary of State
	AUTHENTICATION:	5459629
070223579
	DATE:	02-26-07

State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 07/13/2006 FILED 12:00 PM 07/13/2006
SRV 060666375 - 4190036 FILE
DELAWARE
CERTIFICATE OF FORMATION
OF
SUWANEE, LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6, Section 18-201 of the Delaware Limited Liability Company Act and the acts amendatory thereof and supplemental thereto) hereby certifies that:

1.	NAME

The name of the limited liability company is Suwanee, LLC (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the LLC’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the LLC’s registered agent at such address is Corporation Service Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Suwanee, LLC, this 12th day of July, 2006.

By:	/s/ Scott J. Bell
Scott J. Bell
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:03 PM 02/26/2007 FILED 05:58 PM 02/26/2007
SRV 070233062 - 4190036 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	Suwanee, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:	The new Registered Agent shall be The Corporation Trust
Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County .

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of February, A.D. 2007.

By:	/s/ Carolyn Silva-Quagliato
Authorized Person(s)

Name:	Carolyn Silva-Quagliato
Print or Type

COVER LETTER

TO:	Registration Section
Division of Corporations

SUBJECT:	Suwanee, LLC
(Name of Limited Liability Company)

Dear Sir or Madam:

The enclosed Registered Agent/Registered Office Change and fee(s) are submitted for filing.

Please return all correspondence concerning this matter to the following:

Carolyn Silva-Quagliato
(Name of Person)

c/o CapitalSource
(Firm/Company)

4445 Willard Avenue, 12th Floor
(Address)

Chevy Chase, MD 20815
(City/State and Zip Code)

For further information concerning this matter, please call:

Carolyn Silva-Quagliato at (301) 841-2765
(Name of Person)	(Area Code & Daytime Telephone Number)

STREET/COURIER ADDRESS:	MAILING ADDRESS:
Registration Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, Florida 32301	Registration Section Division of Corporations P.O. Box 6327 Tallahassee, Florida 32314

Enclosed is a check for the following amount:

☐ $25 Filing Fee	☐ $55 Filing Fee & Certified Copy

INHS18 (8/05)